UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 22, 2005

                            BEACON POWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                       001-16171                 04-3372365
(State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
        Incorporation)                                      Identification No.)

         234 BALLARDVALE STREET
             WILMINGTON, MA                                   01887
 (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code: 978-694-9121


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Arrangement Agreement

     On April 22, 2005, Beacon Power Corporation ("Beacon") and Beacon Acquisition Co., a wholly-owned subsidiary of Beacon ("Acquisitionco"), entered into an Arrangement Agreement with NxtPhase T&D Corporation ("NxtPhase") to purchase all of the outstanding capital securities of NxtPhase. NxtPhase is a privately-held Canadian corporation that supplies digital and fiber optic products for electric power and grid monitoring and control. The Arrangement Agreement contemplates a plan of arrangement among the parties under Section 192 of the Canada Business Corporations Act.

     Beacon obtained the option to acquire NxtPhase from Perseus 2000, L.L.C. ("Perseus 2000"), the largest shareholder of NxtPhase and an affiliate of Perseus Capital, L.L.C. ("Perseus Capital"), the largest stockholder of Beacon. Perseus-affiliated entities have two directors on the boards of directors of each of Beacon and NxtPhase. Perseus 2000 obtained the option in connection with the NxtPhase Class A preferred share financing in November 2004, and has since assigned that option to Beacon.

     Upon consummation of the Arrangement and subject to the terms and conditions of the Arrangement Agreement, (i) NxtPhase will become a wholly-owned subsidiary of Beacon and (ii) each NxtPhase common share and each NxtPhase Class A preferred share will be converted into the right to receive shares of Beacon common stock based on a formula set forth in the Arrangement Agreement.
(Although those NxtPhase shares, if any, issued in connection with the Investment Agreement as further described below, are subject to a different formula as set forth in the Arrangement Agreement.) Beacon anticipates issuing approximately 15.7 million shares of its common stock to the NxtPhase shareholders, which number of shares may be adjusted as set forth in the Arrangement Agreement. In addition, immediately after the effective time of the Arrangement, Beacon will issue to the employees of NxtPhase Beacon restricted stock units covering 2.7 million shares of Beacon common stock.

     Beacon, Acquisitionco and NxtPhase have made customary representations, warranties and covenants in the Arrangement Agreement, including among others, covenants (i) to cause stockholder meetings to be held to consider approval of the Arrangement and the other transactions contemplated by the Arrangement Agreement, (ii) for NxtPhase to conduct its business in the ordinary course between the execution of the Arrangement Agreement and the consummation of the Arrangement and (iii) for each party to provide access to its books and records.

     Consummation of the Arrangement is subject to customary closing conditions, including (i) approval of the holders of Beacon common stock, (ii) approval of the holders of NxtPhase common shares and preferred shares, (iii) absence of any law or order prohibiting the closing and (iv) subject to certain exceptions, the accuracy of representations and warranties. The Arrangement Agreement contains certain termination rights for both Beacon and NxtPhase.

     In connection with the execution of the Arrangement Agreement, certain shareholders of NxtPhase entered into agreements with Beacon and NxtPhase containing representations, warranties and covenants, including, among others, representations as to ownership of NxtPhase shares and the accuracy of certain statements in the Arrangement Agreement. In addition, the NxtPhase shareholders agreed to indemnify Beacon, subject to certain limitations, upon certain events, including, among others, a misrepresentation, breach of warranty or failure to perform any covenant.

     The foregoing descriptions of the Arrangement Agreement and the NxtPhase shareholder agreements do not purport to be complete and are qualified in their entirety by reference to the Arrangement Agreement, which is filed as Exhibit
2.1 hereto, and the Form of NxtPhase  Shareholder  Agreement,  which is filed as
Exhibit 10.1, and are incorporated into this report by reference.

Investment Agreement

     Beacon, Perseus Capital and Perseus 2000 Expansion Fund, L.L.C. ("Perseus 2000 Expansion") entered into an Investment Agreement dated as of April 22, 2005 whereby (i) Beacon will issue and sell to Perseus 2000 Expansion 1,666,667 shares of Beacon common stock (the "Initial Issuance"), (ii) Beacon will extend the term of a preexisting warrant issued to Perseus Capital by two years so that it expires on May 23, 2007 rather than on May 23, 2005 (the "Warrant Extension"), (iii) Perseus 2000 Expansion agrees, until September 30, 2005, to purchase on demand Beacon common stock having a maximum aggregate value of $1,500,000 at $0.84 per share (the "Additional Investment Call Option") and (iv) Perseus 2000 Expansion will have the option to assign to Beacon its right to make a maximum investment of $1,500,000 in NxtPhase (the "NxtPhase Investment Option"), which will be granted in connection with a Preferred Stock Purchase Agreement among NxtPhase and certain of its existing Class A preferred shareholders. In the case of the NxtPhase Investment Option, if exercised, Perseus 2000 Expansion would purchase shares of Beacon common stock at $0.84 per share and Beacon would use the proceeds thereof to purchase shares of NxtPhase Class A preferred shares at the price per share and upon the other terms thereof as stated in the assigned Preferred Stock Purchase Agreement. Any amounts of the NxtPhase Investment Option that are not actually invested in NxtPhase Class A preferred shares prior to the consummation of the transactions contemplated under the Arrangement Agreement will be added to and become additional availability under the Additional Investment Call Option.

     In addition, in connection with the Initial Issuance and the original amount of the Additional Investment Call Option, Beacon will issue to Perseus 2000 Expansion a warrant (the "Warrant") for the number of shares of Beacon common stock equal to the product of (i) 806,400 divided by (ii) a per share purchase price of $1.0080, which price may be adjusted from time to time. In connection with the NxtPhase Investment Option, if exercised, or if any such unused amounts are added to the Additional Investment Call Option, Beacon will issue to Perseus 2000 Expansion an additional warrant for the number of shares of Beacon common stock equal to the quotient obtained by dividing (i) 27.9491% of the investment amount and (ii) $1.0080. The warrants will have an exercise price of $1.0080 per share of Beacon common stock.

     The closing of the transactions contemplated by the Initial Issuance, including the issuance of the Warrant, and the Warrant Extension will take place, subject to certain conditions, on May 13, 2005 or such other date as agreed by the parties. At this time, Beacon will enter into a Registration Rights Agreement for the registration of the shares of Beacon common stock issuable pursuant to the Initial Issuance, the Additional Investment Call Option and the Warrant. The Additional Investment Call Option may be exercised by Beacon requesting an additional closing to Perseus 2000 Expansion.

     The NxtPhase Investment Option, if exercised, will require Beacon to purchase NxtPhase Class A preferred shares using the funds received from Perseus 2000 Expansion. If the Arrangement with NxtPhase is not consummated or does not occur within a certain period, Beacon will transfer its NxtPhase Class A preferred shares to Perseus 2000 Expansion and Perseus 2000 Expansion will transfer its Beacon common stock issued in connection with the NxtPhase Investment Option to Beacon.

     The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Item 8.01         Other Events

     On April 25, 2005, Beacon issued a press release announcing the execution of the Arrangement Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

     Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, when it becomes available, because it will contain important information. Stockholders will be able to obtain free copies of the joint proxy statement/prospectus, as well as other filings containing information about Beacon and NxtPhase, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from Beacon by directing a request to Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887, Attention: Secretary. Beacon and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed transactions. Information regarding Beacon's directors and executive officers is available in Beacon's proxy statement for its 2004 annual meeting of shareholders, which was filed with the SEC on November 10, 2004.

     Additional   information   regarding  the   interests  of  such   potential
participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

          2.1 Arrangement Agreement dated as of April 22, 2005 among Beacon Power Corporation, Beacon Acquisition Co. and NxtPhase T&D Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

          10.1 Form of NxtPhase Shareholder Agreement.

          10.2 Investment Agreement dated as of April 22, 2005 among Beacon Power Corporation, Perseus Capital, L.L.C. and Perseus 2000 Expansion Fund, L.L.C.

          99.1 Press release of Beacon Power Corporation dated April 25, 2005.



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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BEACON POWER CORPORATION



Date:  April 25, 2005                  By: /s/ F. William Capp
                                           ----------------------
                                       Name:  F. William Capp
                                       Title:  President and Chief Executive
                                               Officer



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                                  Exhibit Index
                                  -------------

Exhibit No.      Description
-----------      -----------

  2.1 Arrangement Agreement dated as of April 22, 2005 among Beacon Power Corporation, Beacon Acquisition Co. and NxtPhase T&D Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

  10.1         Form of NxtPhase Shareholder Agreement.

  10.2 Investment Agreement dated as of April 22, 2005 among Beacon Power Corporation, Perseus Capital, L.L.C. and Perseus 2000 Expansion Fund, L.L.C.

  99.1         Press release of Beacon Power Corporation dated April 25, 2005.